UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2014 (October 22, 2014)

EMCORE CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22175	22-2746503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10420 Research Road, SE, Albuquerque, New Mexico	87123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 332-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 22, 2014, EMCORE Corporation, a New Jersey corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NeoPhotonics Corporation, a Delaware corporation (“NeoPhotonics”), pursuant to which the Company has agreed to sell certain assets and transfer certain liabilities of the Company’s telecommunications business (the “Purchased Assets”) to NeoPhotonics for an aggregate purchase price of $17,500,000, subject to certain adjustments described below (the “Purchase Price”), consisting of (i) $1,500,000 in cash at closing and (ii) a promissory note in the principal amount of $16,000,000 (the “Promissory Note”). The Promissory Note will bear interest of 5% per annum for the first year and 13% per annum for the second year, payable semi-annually in cash, and mature two years from the closing of the transaction contemplated by the Purchase Agreement (the “Transaction”).  In addition, the Promissory Note will be subject to prepayment under certain circumstances and will be secured by certain of the assets to be sold pursuant to the Transaction. The Purchased Assets include fixed assets, inventory, and intellectual property for the ITLA, micro-ITLA, T-TOSA and T-XFP product lines within the Company’s telecommunications business.  Pursuant to the Purchase Agreement, the Purchase Price is subject to certain adjustments for inventory, net accounts receivable and pre-closing revenues, and the principal amount due under the Promissory Note will be increased or decreased, as applicable, by an amount corresponding to any such adjustment.

The Purchase Agreement includes customary representations, warranties, covenants, termination provisions and indemnities by the Company and NeoPhotonics. The Transaction is subject to customary closing conditions and is expected to close by early January 2015.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

The information set forth in Item 1.01 is incorporated herein by reference.

As a result of the Transaction, the Company’s telecommunications business is expected to be classified as held for sale and reported as discontinued operations in the Company’s consolidated financial statements.

At this time, the Company is unable to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost or the future cash expenditures or charges, including the non-cash impairment charges (if any), that it will incur. The Company will file an amendment to this Current Report on Form 8-K within four business days after it makes a determination of an estimate or range of estimates of the costs that will be incurred in connection with the transactions contemplated by the Purchase Agreement.

Item 7.01.    Regulation FD Disclosure.

On October 23, 2014, the Company issued a press release announcing that the Company had entered into the Purchase Agreement as described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

ADDITIONAL INFORMATION

The Company recently filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant materials related to the disposition of the Company’s photovoltaics business (the “Space Transaction”), which are being mailed to the Company’s shareholders, and is holding a special meeting of shareholders on December 5, 2014 (the “Special Meeting”) to vote on the Space Transaction. The Company intends to provide its shareholders with supplemental information summarizing the materials terms of the Transaction described in this Current Report on Form 8-K and updating the pro forma financial information in the proxy materials to reflect the sale of the Company’s telecommunications business. The Company intends to mail these supplemental materials to shareholders promptly after they become available.

The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the Company’s SEC filings by visiting the Company’s investor website at http://investor.emcore.com/sec.cfm. The Company’s investors and security holders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any investment or voting decision with respect to the Space Transaction.

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Special Meeting. Information about the directors and executive officers, including their interests in the Space Transaction, are included in the Company’s definitive proxy statement relating to the Space Transaction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the transactions contemplated by the Purchase Agreement, management estimates of certain costs or charges associated with the transactions contemplated by the Purchase Agreement and the Company winding down its telecommunications business following the consummation of the Transactions, subject to the fulfillment of certain pre-existing obligations. These forward-looking statements may include comments concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, and other information that is not historical. When used in this Current Report on Form 8-K, the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” or future or conditional verbs, such as “could,” “may,” “should,” or “will,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, among others, risks detailed in our filings with the SEC, including those detailed in EMCORE’s Annual Report on Form 10-K under the caption “Risk Factors,” as updated by EMCORE’s subsequent filings with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. EMCORE Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the announcements described herein.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated October 22, 2014, by and between EMCORE Corporation and NeoPhotonics Corporation

99.1	Press Release, dated October 23, 2014, issued by EMCORE Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated: October 24, 2014	By:	/s/ Mark B. Weinswig
	Name:	Mark B. Weinswig
	Title:	Chief Financial Officer